Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin M. Farr, the Chief Financial Officer of Mattel, Inc., a Delaware corporation (the “Company”), do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Company’s Annual Report for the Mattel, Inc. Personal Investment Plan and Mattel, Inc. Hourly Employee Personal Investment Plan on Form 11-K for the year ended December 31, 2002 (the “Annual Report”), which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	information contained in the Annual Report fairly presents, in all material respects, the net assets available for plan benefits and changes in net assets available for plan benefits of the Mattel, Inc. Personal Investment Plan and Mattel, Inc. Hourly Employee Personal Investment Plan.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Annual Report.

Dated: June 27, 2003

Kevin M. Farr Chief Financial Officer, Mattel, Inc.